Exhibit (g)(2)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

The Bank of New York Mellon

(formerly Mellon Bank, N.A.)

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF September 17, 2010

TRUST	FUND
Fidelity Commonwealth Trust II	Fidelity International Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Growth Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Value Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Large Cap Core Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Mid Cap Enhanced Index Fund
Fidelity Commonwealth Trust II	Fidelity Small Cap Enhanced Index Fund
Fidelity Rutland Square Trust II	Strategic Advisers Core Fund
Fidelity Rutland Square Trust II	Strategic Advisers Core Income Fund
Fidelity Rutland Square Trust II	Strategic Advisers Growth Fund
Fidelity Rutland Square Trust II Fidelity Rutland Square Trust II	Strategic Advisers Income Opportunities Fund Strategic Advisers International Fund
Fidelity Rutland Square Trust II	Strategic Advisers U.S. Opportunity Fund
Fidelity Rutland Square Trust II	Strategic Advisers U.S. Opportunity II Fund

Effective as of September 17, 2010 The removal of Strategic Advisers International II Fund The removal of Strategic Advisers Small-Mid Cap Fund

Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on Behalf of each of Their Respective Portfolios	The Bank of New York Mellon

By:/s/Kenneth Robins	By:/s/Claire Driscoll
Name: Kenneth Robins	Name: Claire Driscoll
Title:Treasurer	Title: Vice President